                                                             EXHIBIT NO. 99.1(i)


                               MFS SERIES TRUST I


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


                             REDESIGNATION OF SERIES


      Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995 (the "Declaration"), of MFS Series Trust I (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

            The series designated as MFS World Asset Allocation Fund shall be redesignated as MFS Global Asset Allocation Fund.

      Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 24th day of August, 1998 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


RICHARD B. BAILEY                              WALTER E. ROBB, III
------------------------------                 ------------------------------
Richard B. Bailey                              Walter E. Robb, III
63 Atlantic Avenue                             35 Farm Road
Boston,  MA  02110                             Sherborn,  MA  01770




MARSHALL N. COHAN                              ARNOLD D. SCOTT
------------------------------                 ------------------------------
Marshall N. Cohan                              Arnold D. Scott
2524 Bedford Mews Drive                        20 Rowes Wharf
Wellington, FL  33414                          Boston, MA  02110




LAWRENCE H. COHN                               JEFFREY L. SHAMES
------------------------------                 ------------------------------
Lawrence H. Cohn                               Jeffrey L. Shames
45 Singletree Road                             38 Lake Avenue
Chestnut Hill,  MA  02167                      Newton, MA  02159




SIR J. DAVID GIBBONS                           J. DALE SHERRATT
------------------------------                 ------------------------------
Sir J. David Gibbons                           J. Dale Sherratt
"Leeward"                                      86 Farm Road
5 Leeside Drive                                Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL
------------------------------                 ------------------------------
Abby M. O'Neill                                Ward Smith
200 Sunset Road                                36080 Shaker Blvd
Oyster Bay,  NY  11771                         Hunting Valley, OH 44022